Exhibit 99.1

Bob Brand
972-281-5335
bob.brand@kcc.com
KIMBERLY-CLARK ANNOUNCES SECOND QUARTER 2017 RESULTS
DALLAS, July 25, 2017-Kimberly-Clark Corporation (NYSE: KMB) today reported second quarter 2017 results and updated some of its key planning and guidance assumptions for full-year 2017.
Executive Summary

•
Second quarter 2017 net sales of $4.6 billion decreased 1 percent compared to the year-ago period, as organic sales were down 1 percent. Organic sales fell 2 percent in North American consumer products, reflecting category softness, less promotion shipments and competitive activity. Outside North America, organic sales declined 3 percent in developed markets and rose 2 percent in developing and emerging markets.

•
Diluted net income per share for the second quarter was $1.49 in 2017 and $1.56 in 2016. Results were impacted by lower sales and input cost inflation, while the comparison benefited from cost savings. Second quarter adjusted earnings per share were $1.53 in 2016, which excludes items described later in this release.

•	Full-year 2017 net sales and organic sales are expected to be similar, or up slightly, year-on-year. The company’s previous estimate was for sales and organic sales to be up 1 to 2 percent.

•	The company anticipates full-year 2017 earnings per share will be at the low end of its target range of $6.20 to $6.35.
Chairman and Chief Executive Officer Thomas J. Falk said, “Our second quarter results reflect a challenging environment. Nonetheless, we continue to manage our company with financial discipline, as we achieved $120 million of cost savings, improved working capital and returned more than $600 million to shareholders through dividends and share repurchases. We are focused on competing effectively in the near-term while we continue to execute our Global Business Plan strategies for long-term success.”
Second Quarter 2017 Operating Results
Sales of $4.6 billion in the second quarter of 2017 were down 1 percent compared to the year-ago period. Changes in foreign currency exchange rates had no overall effect on sales. Organic sales were down 1 percent due to lower net selling prices.
Second quarter operating profit was $799 million in 2017 and $838 million in 2016. The year-over-year comparison was impacted by lower sales and $75 million of higher input costs, driven by increases in pulp and other raw materials. Results in 2017 included $120 million of cost savings from the company’s FORCE (Focused On Reducing Costs Everywhere) program.

The second quarter effective tax rate was 28.2 percent in 2017 and 28.6 percent in 2016. The rate in both periods benefited from the resolution of certain tax matters. The rate in 2017 also benefited from the adoption of Accounting Standards Update No. 2016-09, which relates to accounting for employee share-based compensation. The company expects that the full-year 2017 effective tax rate will be similar to, or slightly lower than, 2016’s adjusted effective tax rate of 30.7 percent.
Kimberly-Clark’s share of net income of equity companies in the second quarter was $26 million in 2017 and $35 million in 2016. At Kimberly-Clark de Mexico, results were impacted by a weaker Mexican peso and higher input costs, partially offset by benefits from organic sales growth and cost savings.
Cash Flow and Balance Sheet
Second quarter cash provided by operations was $825 million in 2017 and $860 million in 2016. The comparison was impacted by higher tax payments and lower earnings, while working capital improved. Capital spending for the second quarter was $171 million in 2017 and $177 million in 2016. Full-year spending in 2017 is anticipated to be in the lower half of the company’s target range of $850 to $950 million.
Second quarter 2017 share repurchases were 2.3 million shares at a cost of $300 million. Total debt was $8.0 billion at June 30, 2017 and $7.6 billion at the end of 2016.
Second Quarter 2017 Business Segment Results
Personal Care Segment
Second quarter sales of $2.3 billion were down slightly. Net selling prices fell 1 percent, while product mix improved about 1 percent. Second quarter operating profit of $467 million increased 3 percent. The comparison benefited from cost savings, partially offset by lower net selling prices and input cost inflation.
Sales in North America decreased 1 percent. Volumes were down 1 percent compared to 8 percent growth in the base period that included benefits from innovations and promotion activity. Volumes in 2017 were also impacted by competitive activity. Total volumes in infant and child care were off mid-single digits due to lower Huggies diaper volumes. Baby wipes volumes increased mid-single digits and adult care volumes rose low-single digits.
Sales in developing and emerging markets increased 3 percent including a 1 point benefit from favorable currency rates. Volumes increased 4 percent and product mix improved 1 percent, while net selling prices were down about 2 percent. The volume increase included gains in China, Eastern Europe and Latin America. The decline in net selling prices was mostly in China and Eastern Europe.
Sales in developed markets outside North America (Australia, South Korea and Western/Central Europe) decreased 7 percent. Volumes fell 5 percent and net selling prices were down 3 percent, while product mix improved approximately 2 percent. The changes mostly occurred in South Korea.

Consumer Tissue Segment
Second quarter sales of $1.5 billion decreased 2 percent. Volumes and net selling prices each fell 1 percent. Second quarter operating profit of $241 million decreased 12 percent. The comparison was impacted by lower sales, input cost inflation and other manufacturing cost increases, partially offset by cost savings and lower marketing, research and general spending.
Sales in North America decreased 4 percent. Volumes were down approximately 4 percent compared to 6 percent growth in the year-ago period, while net selling prices rose slightly. The volume decline included impacts from lower promotion shipments and competitive activity.
Sales in developing and emerging markets increased 6 percent including a 4 point benefit from favorable currency rates. Volumes increased 8 percent, while net selling prices fell 5 percent and product mix was off 1 percent. The changes mostly occurred in Latin America.
Sales in developed markets outside North America decreased 5 percent including a 4 point impact from unfavorable currency rates. Volumes fell 2 percent, as declines in Western/Central Europe were mostly offset by increases in South Korea. Overall product mix improved 1 percent.
K-C Professional (KCP) Segment
Second quarter sales of $0.8 billion increased slightly. Volumes increased about 1 percent and product mix improved slightly, while net selling prices were off 1 percent and currency rates were slightly unfavorable. Second quarter operating profit of $163 million increased 9 percent. The comparison benefited from cost savings, lower manufacturing costs and reduced marketing, research and general spending, partially offset by input cost inflation.
Sales in North America increased 1 percent. Volumes increased 1 percent driven by growth in wipers and safety products.
Sales in developing and emerging markets increased approximately 4 percent including a 2 point benefit from currency rates. Volumes increased about 1 percent.
Sales in developed markets outside North America were down 2 percent including a 3 point negative impact from changes in currency rates. Volumes improved 2 percent, while product mix fell 1 percent.
Year-To-Date Results
For the first six months of 2017, sales of $9.0 billion decreased slightly compared to the year-ago period. Organic sales were down approximately 1 percent driven by lower net selling prices. Changes in foreign currency exchange rates benefited sales slightly.
Year-to-date operating profit was $1,633 million in 2017 versus $1,642 million in 2016. The comparison was impacted by lower sales and $110 million of higher input costs. Results in 2017 included $230 million of FORCE cost savings.
Through six months, diluted net income per share was $3.06 in 2017, even with the year-ago period. The comparison was impacted by lower operating profit and reduced net income from equity companies, while results benefited from declines in the effective tax rate and share count. Adjusted earnings per share were $3.06 in 2016.

2017 Outlook and Key Planning Assumptions
The company updated the following key planning and guidance assumptions for full-year 2017:

•	Net sales and organic sales expected to be similar, or up slightly, year-on-year (prior assumption up 1 to 2 percent).

•	Volumes anticipated to be up slightly, while net selling prices and product mix, combined, are expected to be down slightly.

•	Input cost inflation of $200 to $300 million compared to the previous estimate of $150 to $250 million. The update is driven by higher assumptions for pulp costs.

•	Cost savings of $425 to $450 million from the company’s FORCE program. The prior estimate was for savings of at least $400 million.

•	Earnings per share are expected to be at the low end of the target range of $6.20 to $6.35.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Adjusted earnings and earnings per share

•	Adjusted gross and operating profit

•	Adjusted other (income) and expense, net

•	Adjusted effective tax rate
These non-GAAP financial measures exclude the following items for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:

•
2014 Organization Restructuring. In October 2014, the company initiated a restructuring program in order to improve organization efficiency and offset the impact of stranded overhead costs resulting from the spin-off of the company’s health care business. As a result, the company recognized restructuring charges in 2014, 2015 and 2016.

•
Venezuelan operations. In the second quarter of 2016, the company recorded a modest amount of income related to an updated assessment of the impact of deconsolidating the company’s Venezuelan business at the end of 2015.

The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company's Board of Directors use adjusted earnings, adjusted earnings per share and adjusted gross and operating profit to (a) evaluate the company's historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company's business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.
Additionally, the Management Development and Compensation Committee of the company's Board of Directors has used certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company's adjusted earnings per share and improvement in the company's adjusted return on invested capital and adjusted operating profit return on sales determined by excluding certain of the charges that are used in calculating these non-GAAP financial measures.
This news release includes information regarding organic sales growth, which describes the impact of changes in volume, net selling prices and product mix on net sales. Changes in foreign currency exchange rates also impact the year-over-year change in net sales.
Conference Call
A conference call to discuss this news release and other matters of interest to investors and analysts will be held at 9 a.m. (CDT) today. The conference call will be simultaneously broadcast over the World Wide Web. Stockholders and others are invited to listen to the live broadcast or a playback, which can be accessed by following the instructions set out in the Investors section of the company's Web site (www.kimberly-clark.com).
About Kimberly-Clark
Kimberly-Clark and its well-known global brands are an indispensable part of life for people in more than 175 countries. Every day, nearly a quarter of the world's population trust K-C brands and the solutions they provide to enhance their health, hygiene and well-being. With brands such as Kleenex, Scott, Huggies, Pull-Ups, Kotex and Depend, Kimberly-Clark holds No. 1 or No. 2 share positions in 80 countries. To keep up with the latest K-C news and to learn more about the company's 145-year history of innovation, visit www.kimberly-clark.com.
Copies of Kimberly-Clark's Annual Report to Stockholders and its proxy statements and other SEC filings, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, are made available free of charge on the company's Web site on the same day they are filed with the SEC. To view these filings, visit the Investors section of the company's Web site.
Certain matters contained in this news release concerning the outlook, anticipated financial and operating results, raw material, energy and other input costs, anticipated currency rates and exchange risks, net income from equity companies, sources and uses of cash, the effective tax rate, the anticipated cost savings from the company’s FORCE program, growth initiatives, contingencies and anticipated transactions of the company constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events impacting the company. There can be no assurance that these future events will occur as anticipated or that the company's results will be as estimated. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. For a description of certain factors that could cause the company's future results to differ from those expressed in any such forward-looking statements, see Item 1A of the company's Annual Report on Form 10-K for the year ended December 31, 2016 entitled “Risk Factors.”

KIMBERLY-CLARK CORPORATION
CONSOLIDATED INCOME STATEMENT
(Millions, except per share amounts)

	Three Months Ended June 30
	2017	2016	Change
Net Sales	$4,554	$4,588	-1%
Cost of products sold	2,910	2,924	—
Gross Profit	1,644	1,664	-1%
Marketing, research and general expenses	842	847	-1%
Other (income) and expense, net	3	(21)	N.M.
Operating Profit	799	838	-5%
Interest income	2	3	-33%
Interest expense	(85)	(81)	+5%
Income Before Income Taxes and Equity Interests	716	760	-6%
Provision for income taxes	(202)	(217)	-7%
Income Before Equity Interests	514	543	-5%
Share of net income of equity companies	26	35	-26%
Net Income	540	578	-7%
Net income attributable to noncontrolling interests	(9)	(12)	-25%
Net Income Attributable to Kimberly-Clark Corporation	$531	$566	-6%

Per Share Basis
Net Income Attributable to Kimberly-Clark Corporation
Basic	$1.50	$1.57	-4%
Diluted	$1.49	$1.56	-4%

Cash Dividends Declared	$0.97	$0.92	+5%

Common Shares Outstanding	June 30
	2017	2016
Outstanding shares as of	353.4	359.7
Average diluted shares for three months ended	356.7	362.4

N.M. - Not Meaningful
Unaudited

KIMBERLY-CLARK CORPORATION
CONSOLIDATED INCOME STATEMENT
(Millions, except per share amounts)

	Six Months Ended June 30
	2017	2016	Change
Net Sales	$9,037	$9,064	—
Cost of products sold	5,741	5,761	—
Gross Profit	3,296	3,303	—
Marketing, research and general expenses	1,655	1,672	-1%
Other (income) and expense, net	8	(11)	N.M.
Operating Profit	1,633	1,642	-1%
Interest income	4	7	-43%
Interest expense	(168)	(157)	+7%
Income Before Income Taxes and Equity Interests	1,469	1,492	-2%
Provision for income taxes	(409)	(424)	-4%
Income Before Equity Interests	1,060	1,068	-1%
Share of net income of equity companies	55	70	-21%
Net Income	1,115	1,138	-2%
Net income attributable to noncontrolling interests	(21)	(27)	-22%
Net Income Attributable to Kimberly-Clark Corporation	$1,094	$1,111	-2%

Per Share Basis
Net Income Attributable to Kimberly-Clark Corporation
Basic	$3.08	$3.08	—
Diluted	$3.06	$3.06	—

Cash Dividends Declared	$1.94	$1.84	+5%

Common Shares Outstanding	June 30
	2017	2016
Average diluted shares for six months ended	357.6	362.9

N.M. - Not Meaningful
Unaudited

KIMBERLY-CLARK CORPORATION
NON-GAAP RECONCILIATIONS
(Millions, except per share amounts)

	Three Months Ended June 30, 2016
	As Reported	Charges for 2014 Organization Restructuring	Adjustment Related to Venezuelan Operations	As Adjusted Non-GAAP
Cost of products sold	$2,924	$2	$—	$2,922
Gross profit	1,664	(2)	—	1,666
Marketing, research and general expenses	847	(1)	—	848
Other (income) and expense, net	(21)	—	(11)	(10)
Operating profit	838	(1)	11	828
Income before income taxes and equity interests	760	(1)	11	750
Provision for income taxes	(217)	—	—	(217)
Effective tax rate	28.6%	—	—	28.9%
Net income attributable to Kimberly-Clark Corporation	566	(1)	11	556
Diluted earnings per share	1.56	—	0.03	1.53

	Six Months Ended June 30, 2016
	As Reported	Charges for 2014 Organization Restructuring	Adjustment Related to Venezuelan Operations	As Adjusted Non-GAAP
Cost of products sold	$5,761	$2	$—	$5,759
Gross profit	3,303	(2)	—	3,305
Marketing, research and general expenses	1,672	13	—	1,659
Other (income) and expense, net	(11)	—	(11)	—
Operating profit	1,642	(15)	11	1,646
Income before income taxes and equity interests	1,492	(15)	11	1,496
Provision for income taxes	(424)	4	—	(428)
Effective tax rate	28.4%	—	—	28.6%
Net income attributable to Kimberly-Clark Corporation	1,111	(11)	11	1,111
Diluted earnings per share	3.06	(0.03)	0.03	3.06

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, and they should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.  There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items being excluded.  The company compensates for these limitations by using these non-GAAP financial measures as a supplement to the GAAP measures and by providing reconciliations of the non-GAAP and comparable GAAP financial measures.

Unaudited

KIMBERLY-CLARK CORPORATION
CONSOLIDATED BALANCE SHEET
(Millions)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$1,051	$923
Accounts receivable, net	2,221	2,176
Inventories	1,738	1,679
Other current assets	380	337
Total Current Assets	5,390	5,115
Property, Plant and Equipment, Net	7,246	7,169
Investments in Equity Companies	283	257
Goodwill	1,527	1,480
Other Assets	624	581
TOTAL ASSETS	$15,070	$14,602

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Debt payable within one year	$1,246	$1,133
Trade accounts payable	2,629	2,609
Accrued expenses	1,671	1,775
Dividends payable	343	329
Total Current Liabilities	5,889	5,846
Long-Term Debt	6,777	6,439
Noncurrent Employee Benefits	1,278	1,301
Deferred Income Taxes	441	532
Other Liabilities	296	309
Redeemable Preferred Securities of Subsidiaries	58	58
Stockholders' Equity (Deficit)
Kimberly-Clark Corporation	102	(102)
Noncontrolling Interests	229	219
Total Stockholders' Equity	331	117
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$15,070	$14,602

2017 Data is Unaudited

KIMBERLY-CLARK CORPORATION
CONSOLIDATED CASH FLOW STATEMENT
(Millions)

	Three Months Ended June 30		Six Months Ended June 30
	2017	2016	2017	2016
Operating Activities
Net income	$540	$578	$1,115	$1,138
Depreciation and amortization	180	177	358	349
Stock-based compensation	30	30	50	45
Deferred income taxes	(9)	37	(34)	3
Equity companies' earnings (in excess of) less than dividends paid	4	—	(22)	(30)
Operating working capital	73	57	(191)	(48)
Postretirement benefits	13	12	(8)	(4)
Adjustment related to Venezuelan operations	—	(11)	—	(11)
Other	(6)	(20)	(7)	(29)
Cash Provided by Operations	825	860	1,261	1,413
Investing Activities
Capital spending	(171)	(177)	(386)	(397)
Proceeds from sales of investments	—	28	—	28
Investments in time deposits	(24)	(14)	(61)	(73)
Maturities of time deposits	—	—	70	42
Other	(14)	8	(10)	16
Cash Used for Investing	(209)	(155)	(387)	(384)
Financing Activities
Cash dividends paid	(345)	(332)	(674)	(650)
Change in short-term debt	(82)	353	114	(322)
Debt proceeds	344	—	344	796
Debt repayments	(4)	(589)	(12)	(591)
Proceeds from exercise of stock options	29	27	107	58
Acquisitions of common stock for the treasury	(302)	(153)	(597)	(293)
Other	(37)	6	(46)	(1)
Cash Used for Financing	(397)	(688)	(764)	(1,003)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(3)	4	18	11
Change in Cash and Cash Equivalents	216	21	128	37
Cash and Cash Equivalents - Beginning of Period	835	635	923	619
Cash and Cash Equivalents - End of Period	$1,051	$656	$1,051	$656

Unaudited

KIMBERLY-CLARK CORPORATION
SELECTED BUSINESS SEGMENT DATA
(Millions)

	Three Months Ended June 30			Six Months Ended June 30
	2017	2016	Change	2017	2016	Change
NET SALES
Personal Care	$2,270	$2,279	—	$4,520	$4,486	+1%
Consumer Tissue	1,463	1,494	-2%	2,918	2,990	-2%
K-C Professional	810	806	—	1,578	1,569	+1%
Corporate & Other	11	9	N.M.	21	19	N.M.
TOTAL NET SALES	$4,554	$4,588	-1%	$9,037	$9,064	—

OPERATING PROFIT
Personal Care	$467	$455	+3%	$948	$904	+5%
Consumer Tissue	241	275	-12%	516	555	-7%
K-C Professional	163	150	+9%	309	300	+3%
Corporate & Other(a)	(69)	(63)	N.M.	(132)	(128)	N.M.
Other (income) and expense, net(a)	3	(21)	N.M.	8	(11)	N.M.
TOTAL OPERATING PROFIT	$799	$838	-5%	$1,633	$1,642	-1%

(a)	Corporate & Other and Other (income) and expense, net include expenses not associated with the business segments, including charges as indicated in the Non-GAAP Reconciliations.

PERCENTAGE CHANGE IN NET SALES VERSUS PRIOR YEAR

	Three Months Ended June 30, 2017
	Total(a)	Volume	Net Price	Mix/ Other	Currency	Organic(b)
Personal Care	—	—	(1)	1	—	(1)
Consumer Tissue	(2)	(1)	(1)	—	—	(2)
K-C Professional	—	1	(1)	—	—	1
TOTAL CONSOLIDATED	(1)	—	(1)	—	—	(1)

	Six Months Ended June 30, 2017
	Total(a)	Volume	Net Price	Mix/ Other	Currency	Organic(b)
Personal Care	1	1	(1)	—	1	—
Consumer Tissue	(2)	(1)	(1)	—	—	(2)
K-C Professional	1	1	(1)	1	—	1
TOTAL CONSOLIDATED	—	—	(1)	—	—	(1)

(a)	Total may not equal the sum of volume, net price, mix/other and currency due to rounding.

(b)	Combined impact of changes in volume, net price and mix/other.

N.M. - Not Meaningful
Unaudited

Investor Relations contact: Paul Alexander, 972-281-1440, palexand@kcc.com
Media Relations contact: Bob Brand, 972-281-5335, bob.brand@kcc.com

[KMB-F]
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